IMAGIS Technologies Inc.
1300 - 1075 W. Georgia
Vancouver, BC Canada V6E 3C9
Tel: (604) 684-2449 Fax: (604) 684-4601
email: sandy@imagistechnologies.com

IMAGIS ANNOUNCES $3.5 M FINANCING

Vancouver, BC, October 24, 2001: (OTCBB: IGSTF; CDNX: NAB; Germany: IGY) Imagis Technologies Inc. ("Imagis") - The Company announces that it has arranged, subject to regulatory approval, a private placement of 1,612,903 special warrants (the "Special Warrants") at a price of $2.17 per Special Warrant for total proceeds of $3,500,000. The Special Warrants will be exercisable, for no additional consideration, into one common share and one half of a non-transferable share purchase warrant. Each whole warrant will entitle the holder thereof to acquire one additional common share in the capital of the Company at an exercise price of $2.55 for a period of one year from the date the underlying shares are qualified by a prospectus.

The Company has undertaken to file a prospectus within 60 days of the closing date and obtain a receipt within 120 days of filing. Should the Company be unable to clear a prospectus in 120 days from the date of filing, the Special Warrant holders shall receive 1.1 common shares and 0.6 warrants for each Special Warrant held.

$3,100,000 of the placement is being co-brokered by Thomson Kernaghan & Co. Limited ("TK") of Toronto, Ontario (as to $2,000,000) and Canaccord Capital Corporation ("Canaccord") of Vancouver, British Columbia (as to $1,100,000). In consideration for brokering this portion of the placement, TK and Canaccord (collectively the "Agents") will be paid a commission of 8% and will be issued Agents' Compensation Warrants entitling them to purchase 10% of the gross proceeds raised, pro rated to the proceeds raised by each of them. The Company has agreed to qualify the Agents' Compensation Warrants with a prospectus. The Agents' Compensation Warrants carry a term of one year from the date that the shares underlying the Special Warrants are qualified by a prospectus, and are exercisable at a price of $2.17 per share.

The balance of the private placement is non-brokered.

The Company proposes to use the proceeds of the private placement for:

(i) sales and marketing activities;
(ii) research and development for the enhancement of its facial recognition technology; and
(iii) to pay certain accounts payable and for general working capital.

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IMAGIS Technologies Inc.
1300 - 1075 W. Georgia
Vancouver, BC Canada V6E 3C9
Tel: (604) 684-2449 Fax: (604) 684-4601
email: sandy@imagistechnologies.com

News Release
October 24, 2001

The Company expects to close the private placement in short order and the securities issued pursuant to the private placement will be subject to resale restrictions expiring a minimum of 4 months from the date of closing.

About Imagis Technologies Inc.

Imagis is a public company offering state-of-the-art software technology for biometric facial recognition and image management. Imagis systems can be found in numerous sites worldwide, including law enforcement agencies, casinos, correctional institutions, international airports, and government offices. Imagis' ID-2000 facial recognition technology forms the basis of some of the world's largest digital imaging systems.

Imagis' software is designed to work wherever possible with existing hardware, while interfacing seamlessly with other software products to provide clients with highly effective imaging solutions. It is marketed through a global network of business partners.

Imagis is committed to providing its customers and partners with high performance imaging technology, created and supported by professionals, who understand the increasing need in the market for advanced biometric-based security.
http://www.imagistechnologies.com.

ON BEHALF OF THE BOARD OF DIRECTORS

Rory S. Godinho, Director

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Imagis Technologies Inc.
Media Contact: Sandra Buschau
VP Investor Relations
Tel: (604) 684-2449
e-mail: sandy@imagistechnologies.com
http://www.imagistechnologies.com

Statements made in this press release that are not historical or current facts are "forward looking statements" made pursuant to the safe harbor provisions of federal securities laws. Forward looking statements represent certain risks and uncertainties that could cause actual results and events to differ materially from those presently anticipated or projected.

The Canadian Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.